Exhibit 23.4
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SRFG, Inc. on Form S-3 of our report dated March 14, 2001, appearing in the Annual Report on Form 10-K of Sears Credit Account Master Trust II for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, IL
October 10, 2001